EXHIBIT 1
                                    AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Plains Resources Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  March 19, 2004

                                          LEUCADIA NATIONAL CORPORATION


                                          By:   /s/ Joseph A. Orlando
                                              ----------------------------------
                                               Name:  Joseph A. Orlando
                                               Title: Vice President and
                                                      Chief Financial Officer


                                          PERSHING SQUARE, L.P.

                                          By:     PERSHING SQUARE GP, LLC


                                          By:  /s/ William Ackman
                                              ----------------------------------
                                               Name:  William Ackman
                                               Title: Managing Member



                                          PERSHING SQUARE GP, LLC


                                          By:  /s/  William Ackman
                                              ----------------------------------
                                              Name:  William Ackman
                                              Title: Managing Member





                                          By:  /s/ William Ackman
                                             -----------------------------------
                                             Name: William Ackman